CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 116 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 13, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of Liberty Select Value Fund (formerly Colonial Select Value Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
October 25, 2000